Exhibit 10.58

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“Amendment”) is made as of the 15th day of December, 2003, by and between Radnor Holdings Corporation (“Company”) and Michael T. Kennedy (“Executive”).

WHEREAS, Company and Executive entered into the Employment Agreement, dated as of November 20, 2003 (the “Employment Agreement”); and

WHEREAS, Company and Executive desire to amend certain terms and provisions of the Employment Agreement, all as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the parties hereby agree as follows:

1. Definitions. All terms capitalized herein but not otherwise defined shall have the meanings ascribed to them in the Partnership Agreement.

2. Amendments.

(a) Section 5(e)(v) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“(v) during any period of two consecutive years (not including any period prior to 90 days following the consummation by the Company of its initial public offering), individuals who at the beginning of such period constitute the Board and any new director designated by a person, group or entity who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this Section 5(e) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.”

3. Ratification and Confirmation. This Amendment shall be effective as of the date hereof. The terms and conditions of the Agreement, as modified by this Amendment, are hereby ratified and confirmed and shall continue in full force and effect.

4. Miscellaneous. The Miscellaneous provisions set forth in Section 9 of the Employment Agreement shall be incorporated herein by reference.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

EXECUTIVE

/S/ MICHAEL KENNEDY
MICHAEL KENNEDY

RADNOR HOLDINGS CORPORATION

By:	/S/ R. RADCLIFFE HASTINGS
R. Radcliffe Hastings
Senior Vice President, Treasurer

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